Exhibit 99.1

Energem Corp Announces Postponement of Extraordinary General Meeting of Shareholders

Shareholder Meeting of Energem Corp to Approve Business Combination

Scheduled for February 28, 2024

Shareholders of Record as of January 18, 2024, are Eligible to Vote at Meeting

Kuala Lumpur – February 20, 2024 – Energem Corp (“Energem”) (Nasdaq: ENCP, ENCPW), a publicly-traded special purpose acquisition company, today announced that its extraordinary general meeting of shareholders (“Meeting”) will be postponed from its scheduled time of 8:30 a.m. Eastern Time on February 23, 2024 to 8:30 a.m. Eastern Time on February 28, 2024. The Meeting can still be accessed virtually by visiting the following website: https://www.cstproxy.com/energemcorp/bc2024 with Conference ID: 3721562#. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Meeting.

The record date for the Meeting remains January 18, 2024. To exercise redemption rights, holders must tender their share certificates to Continental Stock Transfer & Trust Company, Energem’s transfer agent, no later than two (2) business days prior to the Meeting, which deadline is now February 26, 2024.

Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders as of the record date can vote, even if they have subsequently sold their shares. Any shareholders who wish to change their vote and need assistance should contact Continental Share Transfer & Trust Company at 917-262-2373, or email proxy@continentalshare.com. Shareholders who wish to withdraw their previously submitted redemption requests may do so prior to the rescheduled meeting by requesting that the transfer agent return such public shares prior to 8:30 a.m. Eastern Time on February 23, 2024.

About Energem Corp

Energem Corp. is a blank check company formed for the purposes of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more energy and/or sustainable natural resource companies. In November 2021, Energem consummated an initial public offering of 11.5 million units (reflecting the underwriters’ full exercise of their over-allotment option), each unit consists of one Class A ordinary share and one redeemable warrant, each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Special Meeting and the Extension Amendment Proposal and related matters. Information regarding the Company’s directors and executive officers is available in Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2024 (the “Proxy Statement”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

Non-Solicitation

This press release is for informational purposes only and relates to a proposed business combination between Graphjet and Energem Corp and is not intended and does not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer or invitation for the sale or purchase of the securities, assets or the business of Energem Corp or Graphjet, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Contact

Energem Corp

Level 3, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, Bangsar South Wilayah Persekutuan

Kuala Lumpur, Malaysia

Attn: Mr. Swee Guan Hoo

Chief Executive Officer

Tel: + (60) 3270 47622

Source: Energem Corp